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                                                                 EXHIBIT 10 (iv)

                                    RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------



     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is dated as of December 19, 1994, among ST. PAUL BANCORP, INC. (the "Company"), ST. PAUL FEDERAL BANK FOR SAVINGS (the "Bank") and JOSEPH C. SCULLY (the "Employee").

     WHEREAS, the Company, the Bank and the Employee have entered into an employment agreement dated as of May 18, 1987, as amended from time to time (the "Prior Agreement"), which the parties desire to be restated and superseded in its entirety by the terms of this Agreement;

     WHEREAS, the respective Boards of Directors of the Company and the Bank have approved and authorized the entry into this Agreement with the Employee;

     WHEREAS, the Employee is currently serving as Chairman of the Board and Chief Executive Officer of both the Company and the Bank;

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationships of the Employee with the Company and the Bank.

     NOW, THEREFORE, it is AGREED as follows:

     1. Employment. The Prior Agreement is hereby restated and replaced in its entirety by this Agreement. The Employee is employed as Chairman of the Board of Directors and Chief Executive Officer of both the Company and the Bank from the date hereof through the term of this Agreement. As an officer of the Company and of the Bank, the Employee shall render executive, policy and other management services to the Company and the Bank of the type customarily performed by persons serving in a similar chairman and chief executive officer capacity. These services shall include, but shall not be limited to, reporting to the respective Boards of Directors of the Company and the Bank and accepting ultimate management responsibility for all aspects of the Company's and the Bank's activities and those of their subsidiaries; providing approval for all significant policies and procedures of the Company and the Bank (including, but not limited to, credit, pricing, and investments) other than those as to which Board of Directors approval is required; developing the Company's and the Bank's strategic plans and annual operating budgets; serving as principal spokesman for the Company and the Bank; developing and maintaining the Company's and the Bank's organizational structure; and having all executive officers of the Company and the Bank report to the Employee through the officer elected as President and Chief Operating Officer of the Company and the Bank. The Employee shall also perform such duties as the Board of Directors of the Company and of the Bank may from time to time reasonably direct. During the term of this Agreement, there shall be no material increase or
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decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing. During the term of this Agreement, the Employee shall not be required to relocate to an area more than 50 miles from the Bank's home office in order to perform the services hereunder.

     2.   Salary.   The Bank agrees to pay the Employee during the term of this
Agreement a salary as follows: from the date hereof through June 30, 1995, a salary at an annual rate equal to $372,036.00, with the salary to be increased as of July 1 of each year during the term of this Agreement as determined by the Boards of Directors of the Company and the Bank. In determining salary increases, the Boards of Directors shall compensate the Employee for increases in the cost of living and may also provide for performance or merit increases. The salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. The salary under this Section 2 shall be payable by the Bank to the Employee not less frequently than monthly. The Company shall reimburse the Bank for a portion of the salary paid to the Employee hereunder, which portion shall represent an appropriate allocation for the services rendered to the Company hereunder. The Employee shall not be entitled to receive fees for serving as a director of the Company or of the Bank or for serving as a member of any committee of the Board of Directors of the Company or of the Bank.

     3. Discretionary Bonuses. In addition to his salary under Section 2 hereof, the Employee shall be entitled to participate, in an equitable manner with all other executive officers of the Company or of the Bank, in such discretionary bonuses as may be authorized, declared, and paid by the Board of Directors of the Company or of the Bank to its executive officers during the term of this Agreement. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors of the Company or the Bank.

     4. Participation in Retirement and Employee Benefit Plans; Insurance; Other Fringe Benefits.

          (a) The Employee shall be entitled to participate in any plan of the Company or of the Bank relating to stock options, employee stock ownership, pension, profit-sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank or the Company has adopted or may adopt for the benefit of its executive officers.

          (b) The Bank shall also provide the Employee with whole life insurance protection in the amount of $250,000, the beneficiary to be selected by the Employee, and with partial or permanent disability non-cancelable insurance protection in an amount per month which is $1,000 in excess of the maximum amount for which the Employee is eligible under any disability insurance coverage maintained by the Bank or the Company for its executive officers from time to time, as determined by his salary then in effect under Section 2 hereof; provided, however, that in the event that the Employee is not deemed insurable as a standard risk by any insurance company to which application is made hereunder for disability insurance or a policy of insurance on Employee's life, the Bank shall pay the equivalent of the premiums that would be required to obtain such life and disability insurance if the Employee were insurable as a standard risk to provide such amount of life and disability insurance as can be procured for such amount of premium expended.

          (c) The Employee shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Company's or the Bank's executive officers, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, the provision of an automobile for business use, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement.

          (d) Participation in the retirement and employee benefit plans, insurance and other fringe benefits referred to herein shall not reduce the salary, discretionary bonuses or deferred compensation payable to the Employee under Sections 2, 3 and 10 hereof, respectively.

     5. Term. The initial term of employment under this Agreement was for a period commencing on December 19, 1994 and ending on December 19, 1997. The Company and the Bank may further renew this Agreement beyond December 19, 1997 by written notice to the Employee adding an additional year to the term of this Agreement on each subsequent anniversary date, commencing with the December 19, 1995 anniversary date, so that such term after each such renewal would be for three years, unless the Employee gives contrary written notice to the other parties prior to each such anniversary date. Each initial term and all such renewed terms are collectively referred to herein as the term of this Agreement.

          Notwithstanding any other provision of this Agreement, the term of this Agreement shall be automatically terminated as of the date upon which the Employee attains the age of sixty-five (65).

     6. Standards. The Employee shall perform the Employee's duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board of Directors of the Company or the Bank. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the savings institutions industry.

     7. Voluntary Absences; Vacations. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Boards of Directors of the Company and the Bank otherwise approve. The Employee shall be entitled to an annual paid vacation of at least four weeks per year or such longer period as the Boards of Directors of the Company and the Bank may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled (i) to receive any additional compensation on account of failure to take a paid vacation or (ii) to accumulate more than two weeks of unused paid vacation time from one fiscal year to the next.

     8.   Termination of Employment.

          (a) (i) The Board of Directors of the Company or the Bank may terminate the Employee's employment at any time, but any termination by such Board of Directors other than termination for cause shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. The term "termination for cause" shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform material stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry; provided, that it shall be the Company's or the Bank's burden to prove by clear and convincing evidence the alleged acts and omissions and the prevailing nature of the standards the Company or the Bank shall have alleged are violated by such acts and/or omissions.

          (ii) The parties acknowledge and agree that damages which will result to Employee for termination without cause shall be extremely difficult or impossible to establish or prove, and agree that, unless the termination is for cause, the Bank and the Company shall be obligated, concurrently with such termination, to make a lump sum cash payment to the Employee as liquidated damages of an amount equal to the Employee's then "current compensation" under this Agreement calculated for a period equal to the remaining term of this Agreement; provided, however, that the amount payable under this Section 8(a)(ii) shall not exceed the maximum amount payable under Section 9(e) hereof. "Current compensation" shall be based on the Employee's (i) current salary payable to the Employee under Section 2 hereof at the time of his termination,
(ii) the bonuses paid to the Employee under Section 3 hereof during the 12-month period preceding his termination, and (iii) deferred compensation credited to the Employee Account (as defined in Section 10(a) hereof) as of December 31 of the year preceding his termination; provided, however, that if the termination of employment occurs in connection with or as a result of a "change in control," as defined in Section 9(b) hereof, the amount payable to the Employee under this Section 8(a)(ii) shall not exceed the amount that would be payable to the Employee in the event of an involuntary termination of his employment under Section 9(a)(i), as limited by Section 9(c) and Section 9(e) hereof. The Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Agreement, such liquidated damages shall be in lieu of all other claims which the Employee may make by reason of the loss of employment. Such payment to the Employee shall be made on or before the Employee's last day of employment with the Company or the Bank. The liquidated damages amount shall not be reduced by any compensation which the Employee may receive for other employment with another employer after termination of his employment with the Company or the Bank.

          (iii) In addition to the liquidated damages above described that are payable to the Employee for termination without cause, the following shall apply in the event of any termination without cause or in the event of any termination subject to Section 9 hereof: (a) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit-sharing, employee stock ownership, and other deferred compensation plans of the Company or the Bank for the remaining term of this Agreement as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive annually for the purposes of such plans the Employee's then current salary under Section 2 hereof at the time of his termination plus bonuses paid under Section 3 hereof during the 12-month period preceding his termination plus deferred compensation credited under Section 10 hereof as of the December 31 preceding his termination), except to the extent that such continued participation and accrual is expressly prohibited by law, or to the extent such plan constitutes a "qualified plan" (a "Qualified Plan") under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), by the terms of the plan; (b) the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in Section 4 hereof for the remaining term of this Agreement as if the termination of employment had not occurred; (c) the Bank or the Company shall, on the date of the Employee's termination of employment, establish an irrevocable trust that meets the guidelines set forth in GCM 39230 (May 7, 1984) published by the Internal Revenue Service (as the same may be modified or supplemented from time to time) (the "Trust"), the assets of which will be held, subject to the claims of judgment creditors of the Company and the Bank, solely to fund the benefits that the Employee is entitled to under this Section 8(a)(iii), and the Bank or the Company shall transfer to the Trust an amount sufficient (y) to fund any benefit accrued by the Employee under any defined benefit pension plan maintained by the Company or the Bank to the extent that such defined benefit pension plan is not fully funded on a termination basis, as determined under the rules and regulations published by the Pension Benefit Guaranty Corporation, at the time of termination of the Employee's employment; and (z) to fund fully all benefits accrued by the Employee under any defined contribution plan maintained by the

Company or the Bank to the extent that such benefits are not fully funded at the time of termination of the Employee's employment; and (d) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company or the Bank which are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions.

          (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e) or 8(g) of the Federal Deposit Insurance Act, as amended, or under
Section 407(g)(3) or Section 407(h) of the National Housing Act, the Company's and the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while such contractual obligations were suspended, and (ii) reinstate in whole or in part any of its obligations which were suspended.

          (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) or 8(g) of the Federal Deposit Insurance Act, as amended, all obligations of the Company and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

          (d) If the Bank is in default (as defined in Section 3(x)(l) of the Federal Deposit Insurance Act, as amended), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

          (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Federal Deposit Insurance Corporation (the "FDIC") (or, during the existence of the Resolution Trust Corporation (the "RTC"), the RTC) at any time the FDIC (or the RTC) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13 of the Federal Deposit Insurance Act, as amended, or (ii) by the FDIC (or during the existence of the RTC, the RTC) or the Director of the Office of Thrift Supervision (the "Director") at any time the FDIC (or the RTC), the Director or any of their respective designees approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the FDIC (or the RTC) or the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any termination hereunder.

          (f) The Employee shall have no right to terminate employment under this Agreement prior to the end of the term of this Agreement, unless such termination is approved by the Board of Directors of the Company or the Bank or is in connection with or within two years after a change in control (as defined in Section 9(b) hereof) of the Company or of the Bank. In the event that the Employee violates this provision, the Company and the Bank shall be entitled, in addition to their other legal remedies, to enjoin the employment of the Employee with any significant competitor of the Bank or the Company for a period of one year or the remaining term of this Agreement plus six months, whichever is less. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which at the date of its employment of the Employee has an office in Illinois out of which the Employee would be primarily based within 50 miles of the Bank's home office.

          (g) In the event the employment of the Employee is terminated by the Company or the Bank without cause under Section 8(a) hereof or the Employee's employment is terminated voluntarily or involuntarily in accordance with Section 9 hereof and the Bank or the Company fails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal), compounded monthly, for the period from the date the payment is due to be paid to the Employee until payment is made. Such reimbursement and interest shall be in addition to all rights which the Employee is otherwise entitled to under this Agreement.

     9.   Change in Control.

          (a) (i) If during the term of this Agreement there is a change in control of the Company or of the Bank, the Employee shall be entitled to receive, and the Company or the Bank shall pay to the Employee, as liquidated damages for services previously rendered to the Company and the Bank, a lump sum cash payment as provided for herein (subject to Sections 9(c) and 9(e) below) in the event the Employee terminates his employment or this Agreement voluntarily for "Good Reason" (as defined in Section 9(d) hereof), or such employment is terminated involuntarily by the Company or the Bank, in connection with or within two years after the change in control of the Company or of the Bank, unless such termination occurs by virtue of normal retirement, permanent and total disability (as defined in Section 22(e) of the Code) or death, or termination for cause (as defined in Section 8(a)(i)). Subject to Sections 9(c) and 9(e) below, the amount of the payment shall equal: (X) a lump sum cash payment equal to the amount of the Employee's then current compensation (as defined in Section 8(a)(ii) hereof), which, but for such termination, would be payable for the remaining term of this Agreement, plus (Y) a lump sum cash severance payment equal to one year's current compensation (as defined in Section 8(a)(ii) hereof). For purpose of both (X) and (Y) in the preceding sentence, the Employee's current compensation shall not be less than such compensation calculated as of the end of the fiscal year preceding such change in control. Payment under this Section 9(a) shall be in lieu of any amount owed to the Employee as liquidated damages for termination without cause under Sections 8(a)(i) and (ii) hereof. Section 8(a)(iii) shall apply in the case of any termination of employment within the scope of this
Section 9(a).

     The Employee shall not be obligated to seek other employment, nor shall payment under this Section 9(a) be reduced by any compensation which the Employee may receive from other employment with another employer after termination of the Employee's employment with the Company and the Bank. No payment hereunder shall affect the Employee's entitlement to any vested retirement benefits or other compensation payments.

          (ii) If during the term of this Agreement there is a change in control of the Company or of the Bank and the Employee without Good Reason voluntarily terminates his employment or this Agreement in connection with or within two years after such change in control, the Employee shall be entitled to receive as a severance payment, or in lieu of a severance payment, for services previously rendered the Company and the Bank, a lump sum cash payment equal to one year's current compensation (as defined in Section 8(a)(ii) hereof), but not less than such compensation calculated as of the end of the fiscal year preceding such change in control.

          (b) A "change in control of the Company", for purposes of this Agreement, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 25 percent or more of the total number of voting shares of the Company; (ii) any person has received the approval of the Office of Thrift Supervision ("OTS") under Section 10 of the Home Owners' Loan Act, as amended, or regulations issued thereunder, to acquire control of the Company; (iii) any person has received approval of the OTS under Section 7(j) of the Federal Deposit Insurance Act, as amended, or regulations issued thereunder, to acquire control of the Company; (iv) any person has entered into a binding agreement to acquire (by means of stock purchase, cash tender or exchange offer, merger or other business combination) beneficial ownership of 25% or more of the total number of voting shares of the Company, whether or not the requisite approval for such acquisition has been received under the Home Owners' Loan Act, as amended, the Federal Deposit Insurance Act, as amended, or the respective regulations issued thereunder, provided that a change in control will not be deemed to have occurred under this clause (iv) unless the Board of Directors of the Company has made a determination that such action constitutes or will constitute a change in control, and further provided that a change in control shall no longer be deemed to have occurred upon the termination of such agreement for any reason whatsoever; (v) any person becomes the beneficial owner of 10 percent or more, but less than 25 percent, of the total number of voting shares of the Company, provided that the OTS has made a determination that such beneficial ownership constitutes a change of control of the Company under the Home Owners' Loan Act, as amended, or the regulations promulgated thereunder; (vi) any person (other than persons named as proxies solicited on behalf of the Board of Directors of the Company) holds irrevocable proxies for 25 percent or more of the total number of voting shares of the Company, provided that a change in control will not be deemed to have occurred under this clause (vi) unless the Board of Directors of the Company has made a determination that such action constitutes or will constitute a change in control; or (vii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested proxy solicitation or election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Company or any successor institution. For purposes of this
Section 9(b), a "person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. A "change in control of the Bank," for purposes of this Agreement, shall be deemed to have taken place if the Company's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50 percent.

     Notwithstanding anything to the contrary contained herein, a change in control shall no longer be deemed (as of the time of the determination of the Board referred to below) to have occurred for the purposes of this Agreement by virtue of any transaction or event which terminates or ceases to exist, with respect to which the Board of Directors of the Company by resolution adopted by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors in office immediately prior to such transaction or event, shall specify that such transaction or event shall no longer be deemed to constitute a change in control of the Company for purposes of this Agreement; provided that at the time of making a determination under this subsection the Board of Directors may attach such terms and conditions to its determination as it shall, in its discretion, deem appropriate; and provided further that the provisions of this paragraph shall not be applicable to any transaction or event pursuant to which any person becomes the beneficial owner of 50% or more of the total number of voting shares of the Company.

          (c) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee with the Company or the Bank, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 9(c) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company or the Bank for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

          (d) For purposes of this Agreement, "Good Reason" shall include (i) any material reduction of the Employee's salary payable under Section 2 hereof or deferred compensation credited under Section 10 hereof; (ii) any material reduction in the percentage of the pre-tax net income of the Company or of the Bank, as the case may be, paid as an annual bonus to the Employee below the percentage of pre-tax net income paid to the Employee by the Company or the Bank, as the case may be, as an annual bonus for the most recent fiscal year ending prior to the change in control; (iii) the Employee's relocation to any location more than 50 miles from the location at which the Employee performed his duties immediately prior to the time of a change in control, except for required travel to an extent substantially consistent with the Employee's business travel obligations immediately prior to the time of the change in control and (iv) a material reduction in the position, authority, duties or responsibilities of the Employee from those which existed prior to the change in control or the reduction in the Employee's job stature as reflected in his title. For example, Good Reason would exist if the Employee's duties and responsibilities were changed so that he was no longer the Chairman and Chief Executive Officer of both the Company and the Bank. This would be the case in the event that the Company or the Bank were to become a subsidiary or a division of the resulting entity or the resulting insured institution in a merger if the Employee was designated as Chairman and Chief Executive Officer of the subsidiary or division but not of the resulting entity or insured institution. If the Employee notifies the Board of Directors of the Company and the Bank that he intends to resign voluntarily for

Good Reason, he shall state in his notice the reasons why he believes the Good Reason exists for his resignation. Unless the Company and the Bank, within 30 days of the date of the Employee's notice of resignation, reject the Employee's statement that Good Reason exists, the Employee's entitlement to payment under
Section 9(a)(i) hereof shall be conclusive. If both Boards of Directors reject the Employee's statement of Good Reason within such 30 day period, the dispute shall be resolved by the American Arbitration Association, under the rules thereof, but the Company and the Bank shall have burden of proving that their rejection of the Employee's statement was proper.

          (e) Notwithstanding any other provision of this Agreement, any payment to the Employee pursuant to Section 8(a)(ii) or Section 9(a)(i) hereof shall not exceed (i) three times the Employee's then current compensation (as such term is defined in Section 8(a)(ii) hereof) at the time of the Employee's termination, or (ii) the Employee's then current compensation (as so defined) for a period equal to the remaining term of this Agreement plus one year.

     10.  Deferred Compensation Account.

          (a) Under the Prior Agreement, as well as a previous employment agreement between the Bank and the Employee dated July 1, 1981 (as continued by the Agreement dated March 26, 1986, as amended on March 16, 1987), the Bank has entered into on its books and records an account for the benefit of the Employee which is the Employee's Deferred Compensation Account, hereinafter called the "Employee Account." In addition to the sums previously deposited in the Employee Account, the Bank, as of each December 31st while the Employee remains in the employ of the Company or the Bank, beginning with December 31, 1994, shall credit such Employee Account for the benefit of the Employee with an amount equal in the aggregate to 20 percent of the earnings of Employee based on his Form W-2 withholding statement for the year ending on such date, plus 20 percent of that amount contributed by the Company and the Bank to the Employee's actuarial pension accrual, paid or payable to Employee as if it were earned salary. In addition, on December 31st of each year that a balance exists in the Employee Account, the Bank also shall credit to the Employee Account an amount equal to interest at the rate of the weighted average of contractual interest of mortgages in force for the Bank as of the prior December 31st, computed on the balance in the Employee Account as of the prior December 31st, adjusted for investment directions made pursuant to Section 10(b) hereof or withdrawals since that date.

          (b) The Employee may direct that all or part of the Employee Account shall be deemed to be invested in (i) the common stock of the Company and/or
(ii) U.S. government securities of such type and maturities as directed by the Employee and/or (iii) such other types of investments as directed by the Employee. Such direction shall be made pursuant to procedures promulgated by the Bank. To the extent the Employee directs the investment of the Employee Account, that portion shall not be eligible to be credited with interest as provided in Section 10(a) hereof, but that portion shall be credited with income or dividends earned on the amounts under investment direction as though the Employee actually owned such investments personally.

          (c) At any time, the balance of the Employee Account shall be deemed to equal the sum of (i) the fair market value of deemed investments under the Employee's investment direction, together with income or dividends earned on such deemed investments, and (ii) the amount in the Employee Account which is not deemed to be under the Employee's investment direction, together with interest as provided in Section 10(a) hereof.

          (d) If the Employee shall remain in the employ of the Company and the Bank until he retires due to age or early retirement, or is earlier retired for disability, or if the Employee's employment with the Company or the Bank is involuntarily terminated, the Employee shall be entitled to receive the balance in the Employee Account, together with interest as provided in Section 10(a) hereof, in such a manner that the Employee will receive ten annual payments, such payments to begin on the second day of January after his retirement for age, early retirement or disability or his involuntary termination of employment, as the case may be, except that at the option of the Bank it may be paid over a lesser period. For purposes of this Section 10, the Employee's voluntary termination of employment with Good Reason in connection with or within two years after a change in control of the Company or of the Bank (as defined in Section 9(b) hereof) shall be deemed to be an involuntary termination of employment.

     If the Employee voluntarily terminates his employment with the Company or the Bank, the Employee will be entitled to receive 75 percent of the balance in the Employee Account together with interest as provided in Section 10(a) hereof, in such a manner that the Employee will receive five annual payments, such payments to begin on the second day of January after his voluntary termination of employment, except that at the option of the Bank it may be paid over a lesser period.

     If the Employee should retire due to age, disability, voluntary termination or early retirement, the payments due under this Section 10(d) may, at the option of the Bank, begin at Employee's age 70 and said payments may, at the option of the Bank, be made in such a manner that the Employee will receive 15 annual payments (or over such lesser period determined by the Bank).

          (e) Should the Employee die while in the employ of the Company or the Bank or before receiving the required balance in the Employee Account, the Bank will pay, at the option of the Bank either in a lump sum or in ten annual installments (or over such lesser period determined by the Bank), to any beneficiary or beneficiaries designated by Employee, and filed with the corporate secretary of the Bank, the unpaid balance of the Employee Account with interest as provided in Section 10(a) hereof, provided, however, in the absence of such beneficiary designation, or if all the beneficiaries designated shall have predeceased him, such payment or payments shall be paid to the Employee's estate. Any lump sum payment shall be made within a reasonable period of time after the Employee's death, but such period shall not exceed 12 months.

          (f) One year prior to the Employee's retirement for age, disability, voluntary termination of employment or early retirement, the Employee may elect to extend the period within which he or his beneficiaries or estate may receive distributions from the Employee Account to a period not in excess of 15 years, except that at the option of the Bank it may be paid over a lesser period. Such extended installments shall be made in the same manner as provided in Section 10(d) hereof. Such election must be filed in writing with the corporate secretary of the Bank.

          (g) All expenses and costs in connection with the administration of the deferred compensation provided for in this Agreement shall be borne by the Bank.

          (h) It is expressly understood and agreed that the Bank shall have only a contractual obligation to make payments to the Employee and his beneficiary as provided for herein, and that the Employee shall not have any right, title or interest in the Employee Account. The Employee shall have a contractual right to receive the amounts provided for hereunder only when he shall comply with the conditions set forth herein.

     11. Disability. If the Employee shall become disabled or incapacitated to the extent that the Employee is unable to perform the Employee's duties and responsibilities hereunder, the Employee shall be entitled to receive (in addition to insurance benefits provided for in Section 4 hereof) disability benefits of the type provided for other executive officers of the Company and the Bank.

     12. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate.

     The Bank and the Company will require any successor or assign (whether direct or indirect), by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Bank or the Company, by agreement expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank and Company would be required to perform if no such succession or assignment has taken place.

     13. Other Contracts. The Employee shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Boards of Directors of the Company and the Bank.

     14. Amendments or Additions; Action by Board of Directors. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a two-thirds affirmative vote of the full Boards of Directors of the Company and the Bank shall be required in order for the Company and the Bank to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of employment with or without cause under Section 8(a) hereof, except that a majority affirmative vote of the full Boards shall be sufficient for the Boards to approve an annual renewal of this Agreement under Section 5 hereof.

     15. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Delaware.

     18. Allocation of Payments. Notwithstanding any other provisions of this Agreement, the obligations of the Bank to make payments hereunder shall be limited to the amount of such payments permitted by Regulatory Bulletin 27a issued by the OTS or any other applicable law or regulation in effect from time to time during the term of this Agreement. All additional payments contemplated under the terms of this Agreement in excess of the amount indicated in the preceding sentence shall be an obligation of the Company.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                             ST. PAUL BANCORP, INC.


______________________________      By _______________________________
(Secretary)


ATTEST:                             ST. PAUL FEDERAL BANK FOR SAVINGS


______________________________      By _______________________________
(Secretary)

                                    EMPLOYEE



                                    __________________________________
                                    Joseph C. Scully

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